CONFLICT MINERALS REPORT

This Conflict Minerals Report for Lattice Semiconductor Corporation is prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period that ended December 31, 2014.

Lattice Semiconductor Corporation (collectively with its subsidiaries “Lattice,” “we,” or “our”) designs, develops and markets programmable logic and connectivity solutions. Lattice has adopted a Conflict Minerals Sourcing Policy that expresses our desire to have our products free from conflict minerals that are sourced from the Democratic Republic of the Congo and its adjoining countries (“Covered Countries”) and finance or benefit armed groups (“DRC Conflict Free”). Conflict minerals are tantalum, tungsten, tin and gold, and their derivatives.

On March 10, 2015, Lattice acquired Silicon Image, Inc. (“Silicon Image”), a provider of wired and wireless connectivity solutions. Lattice is reporting on Silicon Image’s products based on its understanding of the due diligence conducted by Silicon Image. Because the acquisition of Silicon Image occurred after the end of the 2014 reporting period, we distinguish between certain aspects of Lattice and Silicon Image products and due diligence results for 2014. Both companies undertook similar due diligence measures in 2014 in conformance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013), and related Supplements on Gold, Tin, Tantalum and Tungsten (collectively the “OECD Framework”).

Lattice Products and Initiatives

Based on our internal assessment, our semiconductor devices, evaluation boards, and development hardware that we contract to manufacture contain conflict minerals that are necessary to their functionality (the “Lattice 3TG Products”). In order to achieve a Conflict Free supply chain and to comply with reporting requirements, we established processes designed to determine the source and chain of custody of conflict minerals in the Lattice 3TG Products.

Consistent with the OECD Framework, we established a risk management process that includes a formal Corporate Social Responsibility (“CSR”) initiative. As part of our CSR initiative, we structured our internal processes to support supply chain due diligence by participating in industry-driven programs, including our support and adoption of the Electronic Industry Citizenship Coalition (“EICC”) Code of Conduct. Additionally, we strengthened our engagement with suppliers and adopted our Conflict Minerals Sourcing Policy, which is available on the Corporate Social Responsibility page of our website at http://www.latticesemi.com/About/ CorporateSocialResponsibility.aspx.

Silicon Image Products and Initiatives

Silicon Image is a provider of wired and wireless connectivity solutions for the mobile, consumer electronics, and personal computer markets. Based on an internal assessment, Silicon Image’s semiconductor devices and firmware that Silicon Image contracts to manufacture contain conflict minerals that are necessary to their functionality (the “Silicon Image 3TG Products”). In order to achieve a Conflict Free supply chain and to comply with reporting requirements, Silicon Image designed and adopted a risk management plan consistent with the OECD Framework.

Lattice Semiconductor Corporation | Conflict Minerals Report

Lattice and Silicon Image - Diligence on Source and Chain of Custody

Lattice and Silicon Image conducted good faith reasonable country of origin inquiries and due diligence to determine whether any conflict minerals in Lattice 3TG Products or Silicon Image 3TG Products (collectively, “Applicable 3TG Products”) originated in the Covered Countries. Because Lattice and Silicon Image are at least several levels removed from the mining, refining and smelting of conflict minerals, we rely upon certifications from our supply chain concerning the use and source of conflict minerals in our Applicable 3TG Products. Our diligence measures can only provide a reasonable assurance regarding the source and chain of custody of conflict minerals in our supply chain.

In order to identify and assess risks in our supply chain, we followed industry standards by requesting all suppliers to identify the processing facilities and other data related to conflict minerals in the Applicable 3TG Products using the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) Conflict Minerals Reporting Template (the “CMRT”). If a supplier did not respond or provided an insufficient response, we engaged in further discussions with that supplier until we received the requested information. Our policy is to disengage with any supplier from whom we did not receive a response after multiple inquiries. In 2014, over 99% of Lattice and Silicon Image combined product related revenues originated from semiconductor devices, and 100% of the suppliers of materials used in our semiconductor devices responded to our request and provided information required by the CMRT. A small portion of suppliers for our evaluation boards and firmware did not provide adequate responses to our request.

In order to determine the source and chain of custody of any conflict minerals in our supply chain, we compiled and analyzed the CMRT results, attempted to confirm reported results where appropriate, identified possible risks in our supply chain, and identified smelters and refiners certified by the internationally-recognized Conflict Free Sourcing Initiative (CFSI) Conflict-Free Smelter Program (“CFSP”). The CFSP identifies smelters as either Known, Progressing, Active, or Certified.

•	Known smelters have been identified by CFSP but have not yet committed to undergo a validation audit.

•
Progressing smelters include Tungsten smelters that are members of the Tungsten Industry Conflict Minerals Council (TI-CMC) and have committed to undergo a TI-CMC validation audit within two years of membership.

•	Active smelters have committed to undergo a CFSI third party validation audit and are progressing toward a Conflict Free designation.

•	Compliant smelters have been certified Conflict Free.

These CFSP designations are an integral part of our risk management process because they provide us with independent third-party audits verifying processing facilities that source DRC Conflict Free. The results of our supply change due diligence are reported regularly to Lattice management.

Lattice Due Diligence Results

As a result of our due diligence, we identified 71 smelters and refiners as potential sources of conflict minerals in our supply chain. Of those smelters identified, 62 are Compliant and certified by CFSP to be Conflict Free as of May 20, 2015. The remaining 9 smelters are Active as defined by CFSP. For smelters not certified as Compliant, we reviewed the reported facilities against the information disclosed in the CMRT to determine the source of the conflict minerals with the greatest possible specificity.

The conflict minerals contained in our Applicable 3TG Products, to the extent known, are believed to have been sourced from recycled materials or the following countries: Australia, Belgium, Bolivia, Brazil, Canada, China, Ethiopia, Germany, Indonesia, Japan, Kazakhstan, Malaysia, Peru, Poland, Republic of Korea, Russia, South Africa, Switzerland, Taiwan, Thailand, and the United States of America.

Lattice Semiconductor Corporation | Conflict Minerals Report

Appendix I lists the facilities believed to process the conflict minerals contained in Lattice’s Applicable 3TG Products. Detailed smelter and refiner information is contained within our CMRT, which is available on our website at http://www.latticesemi.com/en/About/CorporateSocial Responsibility.aspx.

Silicon Image Due Diligence Results

As a result of our due diligence, we identified 111 smelters and refiners as potential sources of conflict minerals in our supply chain. Of those smelters identified, 100 are Compliant and certified by CFSP to be Conflict Free as of May 20, 2015. Five smelters are Active, five smelters are Progressing, and one is Known as defined by CFSP. For smelters not Compliant by CFSP, we reviewed the facilities against publicly available information to determine the source of the conflict minerals with the greatest possible specificity.

The conflict minerals contained in the Silicon Image Applicable 3TG Products, to the extent known, are believed to have been sourced from recycled materials or the following countries: Australia, Brazil, Canada, China, Germany, Indonesia, Japan, Kazakhstan, Malaysia, Mozambique, Republic of Korea, Russia, South Africa, Switzerland, and Thailand.

Appendix II lists the facilities believed to process the conflict minerals contained in Silicon Image’s Applicable 3TG Products. Detailed smelter and refiner information is contained within our Conflict Minerals Reporting Template declaration, which is available on our website at http://www.lattice semi.com/en/About/CorporateSocialResponsibility.aspx.

Future Diligence Efforts

For the reporting period ending December 31, 2015, we continue to engage in the due diligence activities described in this report for all Applicable 3TG Products. We intend to further engage with our supply chain to ensure the upstream smelters and refiners are progressing toward CFSP validation as Compliant and Conflict Free smelters.

This Conflict Minerals Report has not been subject to an independent private sector audit as allowed under a temporary exception in Rule 13p-1.

Lattice Semiconductor Corporation | Conflict Minerals Report

Appendix I

Mineral	Smelter or Refiner Name	CFSP Status	Location of Facility
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Compliant	Germany
Gold	Argor-Heraeus SA	Compliant	Switzerland
Gold	Asahi Pretec Corporation	Compliant	Japan
Gold	Dowa	Compliant	Japan
Gold	Heraeus Ltd. Hong Kong	Compliant	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Compliant	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Compliant	Japan
Gold	Johnson Matthey Inc	Compliant	United States
Gold	Johnson Matthey Ltd	Compliant	Canada
Gold	JX Nippon Mining & Metals Co., Ltd.	Compliant	Japan
Gold	Kennecott Utah Copper LLC	Compliant	United States
Gold	Kojima Chemicals Co., Ltd	Compliant	Japan
Gold	LS-NIKKO Copper Inc.	Compliant	South Korea
Gold	Materion	Compliant	United States
Gold	Matsuda Sangyo Co., Ltd.	Compliant	Japan
Gold	Metalor Technologies SA	Compliant	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd	Compliant	Hong Kong
Gold	Metalor USA Refining Corporation	Compliant	United States
Gold	Mitsubishi Materials Corporation	Compliant	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Compliant	Japan
Gold	Nihon Material Co. LTD	Compliant	Japan
Gold	Ohio Precious Metals, LLC	Compliant	United States
Gold	PAMP SA	Compliant	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Compliant	Australia
Gold	Royal Canadian Mint	Compliant	Canada
Gold	Solar Applied Materials Technology Corp.	Compliant	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Compliant	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Compliant	Japan
Gold	Tokuriki Honten Co., Ltd	Compliant	Japan
Gold	Umicore SA Business Unit Precious Metals Refining	Compliant	Belgium
Gold	United Precious Metal Refining, Inc.	Compliant	United States
Gold	Eco-System Recycling Co., Ltd.	Compliant	Japan
Gold	Rand Refinery (Pty) Ltd	Compliant	South Africa
Tantalum	Global Advanced Metals Boyertown	Compliant	United States
Tantalum	Exotech Inc.	Compliant	United States
Tantalum	F&X Electro-Materials Ltd.	Compliant	China
Tantalum	H.C. Starck GmbH Goslar	Compliant	Germany
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Compliant	China
Tantalum	Ulba	Compliant	Kazakhstan
Tin	Cooper Santa	Active	Brazil
Tin	CV United Smelting	Compliant	Indonesia
Tin	EM Vinto	Active	Bolivia
Tin	Fenix Metals	Active	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Compliant	China
Tin	Malaysia Smelting Corporation (MSC)	Compliant	Malaysia
Tin	Metallo Chimique	Active	Belgium
Tin	Mineração Taboca S.A.	Compliant	Brazil
Tin	Minsur	Compliant	Peru
Tin	Mitsubishi Materials Corporation	Compliant	Japan
Tin	Operaciones Metalurgical SA	Compliant	Bolivia

Lattice Semiconductor Corporation | Conflict Minerals Report

Tin	PT Bangka Tin Industry	Compliant	Indonesia
Tin	PT Bangka Putra Karya	Active	Indonesia
Tin	PT Bukit Timah	Compliant	Indonesia
Tin	PT DS Jaya Abadi	Compliant	Indonesia
Tin	PT Mitra Stania Prima	Active	Indonesia
Tin	PT REFINED BANGKA TIN	Compliant	Indonesia
Tin	PT Stanindo Inti Perkasa	Compliant	Indonesia
Tin	PT Tambang Timah	Compliant	Indonesia
Tin	PT Timah (Persero), Tbk	Compliant	Indonesia
Tin	PT Tinindo Inter Nusa	Active	Indonesia
Tin	Thaisarco	Compliant	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Compliant	Brazil
Tin	Yunnan Tin Company, Ltd.	Compliant	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Active	China
Tin	PT Eunindo Usaha Mandiri	Compliant	Indonesia
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Active	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Compliant	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Compliant	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Compliant	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Compliant	China
Tungsten	Xiamen Tungsten Co., Ltd.	Compliant	China

Lattice Semiconductor Corporation | Conflict Minerals Report

Appendix II

Metal	Smelter	CFSP Status	Location of Facility
Gold	Aida Chemical Industries Co. Ltd.	Compliant	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Compliant	Germany
Gold	Argor-Heraeus SA	Compliant	Switzerland
Gold	Asahi Pretec Corporation	Compliant	Japan
Gold	Asaka Riken Co Ltd	Active	Japan
Gold	Dowa Metals & Mining.	Compliant	Japan
Gold	Eco-System Recycling Co., Ltd.	Compliant	Japan
Gold	Heraeus Ltd. Hong Kong	Compliant	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Compliant	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Compliant	Japan
Gold	Johnson Matthey Inc	Compliant	United States
Gold	JX Nippon Mining & Metals Co., Ltd.	Compliant	Japan
Gold	Kennecott Utah Copper LLC	Compliant	United States
Gold	Kojima Chemicals Co., Ltd	Compliant	Japan
Gold	LS-NIKKO Copper Inc.	Compliant	South Korea
Gold	Materion	Compliant	United States
Gold	Matsuda Sangyo Co., Ltd.	Compliant	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Compliant	Hong Kong
Gold	Metalor Technologies SA	Compliant	Switzerland
Gold	Metalor USA Refining Corporation	Compliant	United States
Gold	Mitsubishi Materials Corporation	Compliant	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Compliant	Japan
Gold	Nihon Material Co. LTD	Compliant	Japan
Gold	Ohio Precious Metals, LLC	Compliant	United States
Gold	PAMP SA	Compliant	Switzerland
Gold	Pan Pacific Copper Co. LTD	Compliant	Japan
Gold	Perth Mint	Compliant	Australia
Gold	Rand Refinery (Pty) Ltd	Compliant	South Africa
Gold	Royal Canadian Mint	Compliant	Canada
Gold	SEMPSA Joyería Platería SA	Compliant	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Compliant	China
Gold	Solar Applied Materials Technology Corp.	Compliant	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Compliant	Japan
Gold	Tanaka Denshi Kogyo K.K	Compliant	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Compliant	Japan
Gold	The Refinery of Shandong Gold Mining Co. Ltd	Compliant	China
Gold	Tokuriki Honten Co., Ltd	Compliant	Japan
Gold	Umicore SA Business Unit Precious Metals Refining	Compliant	Belgium
Gold	United Precious Metal Refining, Inc.	Compliant	United States
Gold	Valcambi SA	Compliant	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Compliant	Australia
Gold	Xstrata Canada Corporation	Compliant	Canada
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Compliant	Japan
Gold	Yokohama Metal Co Ltd	Active	Japan
Tantalum	Conghua Tantalum and Niobium Smeltry	Compliant	China
Tantalum	Duoluoshan	Compliant	China
Tantalum	Exotech Inc.	Compliant	United States
Tantalum	F&X Electro-Materials Ltd.	Compliant	China
Tantalum	Global Advanced Metals Aizu	Compliant	Japan
Tantalum	Global Advanced Metals Boyertown	Compliant	United States

Lattice Semiconductor Corporation | Conflict Minerals Report

Tantalum	H.C. Starck Co., Ltd.	Compliant	Thailand
Tantalum	H.C. Starck GmbH Laufenburg	Compliant	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Compliant	Germany
Tantalum	H.C. Starck Inc.	Compliant	United States
Tantalum	H.C. Starck Ltd.	Compliant	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Compliant	Germany
Tantalum	Jiujiang Tanbre Co., Ltd.	Compliant	China
Tantalum	Mitsui Mining & Smelting	Compliant	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Compliant	China
Tantalum	Solikamsk Metal Works	Compliant	Russia
Tantalum	Taki Chemicals	Compliant	Japan
Tantalum	ULBA Metallurgical Plant JSC	Compliant	Kazakhstan
Tin	Cookson	Compliant	United States
Tin	Cooper Santa	Compliant	Brazil
Tin	CV DS Jaya Abadi	Compliant	Indonesia
Tin	CV United Smelting	Compliant	Indonesia
Tin	Dowa	Compliant	Japan
Tin	EM Vinto	Compliant	Bolivia
Tin	Fenix Metals	Active	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Compliant	China
Tin	Malaysia Smelting Corporation (MSC)	Compliant	Malaysia
Tin	Melt Metais e Ligas S/A	Compliant	Brazil
Tin	Metallo Chimique	Known	Belgium
Tin	Mineração Taboca S.A.	Compliant	Brazil
Tin	Minsur	Compliant	Peru
Tin	Mitsubishi Materials Corporation	Compliant	Japan
Tin	MSC	Compliant	Malaysia
Tin	OMSA	Compliant	Bolivia
Tin	PT Bangka Putra Karya	Compliant	Indonesia
Tin	PT Bangka Tin Industry	Compliant	Indonesia
Tin	PT Bukit Timah	Compliant	Indonesia
Tin	PT DS Jaya Abadi	Compliant	Indonesia
Tin	PT Eunindo Usaha Mandiri	Compliant	Indonesia
Tin	PT Mitra Stania Prima	Compliant	Indonesia
Tin	PT REFINED BANGKA TIN	Compliant	Indonesia
Tin	PT Stanindo Inti Perkasa	Compliant	Indonesia
Tin	PT Stanindo Inti Perkasa (CV DS Jaya Abadi)	Compliant	Indonesia
Tin	PT Tambang Timah	Compliant	Indonesia
Tin	PT TAMBANG TIMAH (BANKA)	Compliant	Indonesia
Tin	PT Timah	Compliant	Indonesia
Tin	PT Tinindo Inter Nusa	Compliant	Indonesia
Tin	Taboca	Compliant	Brazil
Tin	Thailand Smelting & Refining Co., Ltd	Compliant	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Compliant	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Active	China
Tin	Yunnan Tin Company, Ltd.	Compliant	China
Tungsten	A.L.M.T. Corp.	Progressing	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Compliant	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Progressing	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Compliant	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Compliant	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Compliant	China
Tungsten	Global Tungsten & Powders Corp.	Compliant	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Active	China

Lattice Semiconductor Corporation | Conflict Minerals Report

Tungsten	H.C. Starck GmbH	Progressing	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Progressing	Germany
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Compliant	China
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Compliant	China
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Progressing	Vietnam
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Compliant	China
Tungsten	Xiamen Tungsten Co., Ltd.	Compliant	China

Lattice Semiconductor Corporation | Conflict Minerals Report